SUBSIDIARIES
                         OF THE HARCOURT COMPANIES, INC.



                                        State of             Doing Business
Name of Subsidiary                    Incorporation          Under the Name
------------------                    -------------          --------------
The Harcourt Pen Factory, Inc.           Nevada               Harcourt Pen
19104 S. Norwalk Boulevard
Artesia, California 90701

                                                                   Exhibit 21.01

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form 10-SB as amended of our report dated March 18, 1997, on our audits of the consolidated financial statements and schedules of Hartcourt Companies, Inc. and Subsidiaries (The "Company"), included in the Company's Form 10-KSB/A for the year ended December 31,1996, which report is incorporated by reference herein.




June 26, 1997



                                                                   Exhibit 23.01







































                                       159